UNDERWRITING AGREEMENT

between

NOVELOS THERAPEUTICS, INC.

and

RODMAN & RENSHAW, LLC

as Underwriter

NOVELOS THERAPEUTICS, INC.

UNDERWRITING AGREEMENT

New York, New York

December 1, 2011

Rodman & Renshaw, LLC
1251 Avenue of the Americas, 20th Floor
New York, New York 10020

Ladies and Gentlemen:

The undersigned, Novelos Therapeutics, Inc., a Delaware corporation (the “Company”), hereby confirms its agreement with Rodman & Renshaw, LLC (hereinafter referred to as “you” (including its correlatives) or the “Underwriter”) as follows:

1.	Purchase and Sale of Securities.

1.1          Firm Units.

1.1.1.      Nature and Purchase of Firm Units.

(i)           On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, to the Underwriter, an aggregate of 10,081,667 units (the “Firm Units”).

(ii)          The Underwriter agrees to purchase from the Company the Firm Units at a purchase price (net of discounts and commissions) of $0.57 per Share (95% of the per Firm Unit offering price). The Firm Units are to be offered initially to the public (the “Offering”) at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1.1 hereof).

(iii)         Each Firm Unit consists of one share of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) and one warrant to purchase one share of Common Stock in the form attached hereto as Exhibit A (the “Warrant” or “Warrants”).

1.1.2.      Shares, Payment and Delivery.

(i)           Delivery and payment for the Firm Units shall be made at 10:00 a.m., Eastern time, on December 6, 2011 or at such earlier time as shall be agreed upon by the Underwriter and the Company at the offices of Sichenzia Ross Friedman Ference LLP, counsel to the Underwriter (“SRFF”), or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the Underwriter and the Company. The hour and date of delivery and payment for the Firm Units is called the “Closing Date.”

(ii)          Payment for the Firm Units shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery of the certificates (in form and substance satisfactory to the Underwriter) representing the Firm Units (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriter. The Firm Units shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing at least two (2) full Business Days prior to the Closing Date. The Company will cause any certificates, if any, or Warrants representing the Firm Units to be made available to the Underwriter for checking and packaging at least one full Business Day prior to the Closing Date at the office of SRFF. The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Underwriter for all the Firm Units. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York City.

1.2          Over-allotment Option.

1.2.1.      Option Units.  For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Units, the Underwriter is hereby granted, an option to purchase a number of units equal to fifteen (15%) percent of the Firm Units sold in the offering from the Company, up to 1,512,250 units (the “Over-allotment Option”). Such additional 1,512,250 units, the net proceeds of which will be deposited with the Company’s account, shall be identical in all respects to the Firm Units and are hereinafter referred to as “Option Units.” The Firm Units and Option Units are hereinafter referred to as “Units”, and the Units, the shares of Common Stock and the Warrants included in the Units and the shares of Common Stock issuable upon exercise of the Warrants are hereinafter collectively referred to as the “Public Securities”. The purchase price to be paid for the Option Units will be the same price per Option Unit as the price per Firm Units set forth in Section 1.1.1 hereof.

1.2.2.      Exercise of Option.  The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Underwriter as to all (at any time) or any part (from time to time) of the Option Units on or before forty five (45) days after the effective date of the Registration Statement (as defined in Section 2.1.2 below) (the “Effective Date”). If the last day to exercise the option falls on a day that is not a Business Day, the expiration date of the option will be postponed to the next day that is a Business Day.  The Underwriter will not be under any obligation to purchase any Option Units prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of written notice to the Company from the Underwriter setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units (the “Option Closing Date”), which will not be later than five (5) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Underwriter, at the offices of SRFF or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Underwriter. If such delivery and payment for the Option Units does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriter, and, subject to the terms and conditions set forth herein, the Underwriter will become obligated to purchase, the number of Option Units specified in such notice.

1.2.3.      Payment and Delivery.  Payment for the Option Units will be made on the Option Closing Date by wire transfer in Federal (same day) funds as follows: $0.57 per Option Unit, 95% of the per Option Unit offering price, payable to the order of the Company upon delivery of certificates (in form and substance satisfactory to the Underwriter) representing the Option Units (or through the facilities of DTC) for the account of the Underwriter. The Option Units shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company will cause any certificates, if any, or Warrants representing the Option Units to be made available to the Underwriter for checking and packaging at least one full Business Day prior to the Option Closing Date at the office of SRFF. The Company shall not be obligated to sell or deliver the Option Units except upon tender of payment by the Underwriter for applicable Option Units.

1.3          As used herein “Agreement” or “Underwriting Agreement” means this Underwriting Agreement entered into as of the date hereof between the Company and Underwriter.

2.           Representations and Warranties of the Company.  The Company represents and warrants to the Underwriter as of the Effective Date, as of the Closing Date and as of the Option Closing Date, if any, (except that in case of any representation or warranty relating to a Preliminary Prospectus, as of the filing date of such Preliminary Prospectus)  as follows:

2.1          Filing of Registration Statement.

2.1.1.      Pursuant to the Act.  The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement and an amendment or amendments thereto, on Form S-1 (File No. 333-175284), including any related prospectus or prospectuses, for the registration of the Public Securities under the Securities Act of 1933, as amended (the “Act”).  Such registration statement was prepared by the Company in all material respects in conformity with the requirements of the Act and the rules and regulations of the Commission under the Act (the “Regulations”). Except as the context may otherwise require, such registration statement on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the effective date of such registration statement pursuant to paragraph (b) of Rule 430A of the Regulations), is referred to herein as the “Registration Statement.” The final prospectus, furnished to the Underwriter for use in the Offering and filed with the Commission, is hereinafter called the “Prospectus.”  Each preliminary prospectus included in the Registration Statement filed with the Commission which omits Rule 430B information is herein called the “Preliminary Prospectus.”

2.1.2.      No Integration. Neither the Company nor any of its affiliates has, prior to the Effective Date, made any offer or sale of any securities which would be “integrated” under the Act or the Regulations with the offer and sale of the Pubic Securities.

2.2          No Stop Orders, etc.  Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order or threatened to issue any order preventing or suspending the use of the Preliminary Prospectus, Prospectus or the Registration Statement or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3          Disclosures in Registration Statement.

2.3.1.      Conformance of Registration Statement; 10b-5 Representation.  At the respective times the Registration Statement, the Preliminary Prospectus, the Prospectus and any post-effective amendments thereto become effective (and at the Closing Date and the Option Closing Date, if any):

(i)           The Registration Statement, the Preliminary Prospectus, Prospectus and any post-effective amendments thereto did and will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and will in all material respects conform to the requirements of the Act and the Regulations;

(ii)          Neither the Registration Statement nor the Preliminary Prospectus nor the Prospectus, nor any amendment or supplement thereto, on their respective dates, do or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The representations and warranties made in this Section 2.3.1 do not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement or Preliminary Prospectus or Prospectus or any amendment thereof or supplement thereto.  The parties acknowledge and agree that such information provided by or on behalf of the Underwriter consists solely of the following disclosure contained in the “Underwriting” section of the Prospectus: the first paragraph under the heading “Pricing of Securities” (the “Underwriter’s Information”).

2.3.2.      Disclosure of Agreements.  The agreements and other instruments described in the Preliminary Prospectus, Prospectus and the Registration Statement conform to the descriptions thereof contained therein and there are no agreements or other instruments required by the Act and the Regulations to be described in the Preliminary Prospectus, Prospectus or the Registration Statement or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company or the Subsidiary (as defined below) is a party or by which it is or may be bound and that is referred to in the Preliminary Prospectus or Prospectus has been duly authorized and validly executed by the Company or the Subsidiary, is in full force and effect in all material respects and is enforceable against the Company or the Subsidiary and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought and neither the Company nor any Subsidiary nor, to the Company’s knowledge, any other party is in breach or default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the Company’s knowledge, performance by the Company of the provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations such as would result in a material adverse effect on the business, prospects, assets, liabilities, financial condition, property or results of operations of the Company and the Subsidiary, individually or taken as a whole (a “Material Adverse Effect”).

2.3.3.      Prior Securities Transactions.  No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company, that are required to be disclosed in the Registration Statement except as disclosed therein.

2.3.4.      Regulations.  The disclosures in the Registration Statement concerning the applicability and effect of certain United States federal, state, local and foreign regulation to the Company’s business are correct in all material respects and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

2.4          Changes After Dates in Registration Statement.

2.4.1.      No Material Adverse Effect.  Since the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus and the Prospectus, except as otherwise specifically stated therein: (i) no event has occurred that would result in a Material Adverse Effect; (ii) there have been no material transactions entered into by the Company or the Subsidiary, other than as contemplated pursuant to this Agreement; and (iii) no executive officer or director of the Company has resigned from any position with the Company or the Subsidiary; and (iv) no event or occurrence has taken place which materially impairs, or would likely materially impair, with the passage of time, the ability of the officers and directors of the Company to act in their capacities with the Company as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

2.4.2.      Recent Securities Transactions, etc.  Subsequent to the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, neither the Company nor the Subsidiary has: (i) issued any securities; (ii) incurred any liability or obligation, direct or contingent, for borrowed money in excess of $50,000; (iii) entered into any transaction other than in the ordinary course of business, or (iv) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.5          Disclosures in Commission Filings.  None of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2010, its quarterly reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011, and September 30, 2011 or any current reports on Form 8-K having event dates on or after January 1, 2011, each as filed with the Commission, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; and the Company has made all filings with the Commission required under the Exchange Act.

2.6          Independent Accountants.  To the knowledge of the Company, Grant Thornton LLP (“Grant Thornton”), whose report is filed with the Commission as part of the Registration Statement, are independent registered public accountants as required by the Act and the Regulations.  Grant Thornton has not, during the periods covered by the financial statements included in the Registration Statement, the Preliminary Prospectus or Prospectus, provided to the Company and the Subsidiary any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.7          Financial Statements; Undisclosed Liabilities. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement, the Preliminary Prospectus and Prospectus, fairly present the financial position, cash flows and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus.  The Registration Statement discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, (a) neither the Company nor Cellectar, Inc., its wholly owned subsidiary (the “Subsidiary”), has incurred any material liabilities or obligations, direct or contingent, (other than liabilities and obligations of a type or nature not required under GAAP to be reflected in the Company’s financial statements, which, individually and in the aggregate, would not reasonably be expected to have a Material Adverse Effect), or entered into any material transactions other than in the ordinary course of business, (b) neither the Company nor the Subsidiary has declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any change in or amendment to the terms of the capital stock of the Company or the Subsidiary or any grants under any stock compensation plan and, (d) there has not been any material adverse change in the Company’s or the Subsidiary’s long-term or short-term debt.

2.8          Authorized Capital; Options, etc.  The Company and the Subsidiary had, at the date or dates indicated in the Preliminary Prospectus and Prospectus, the duly authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus. Based on the assumptions stated in the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the Preliminary Prospectus and the Prospectus, on the Effective Date and the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire from the Company or the Subsidiary any shares of capital stock of the Company or the Subsidiary or any security convertible or exchangeable into capital stock of the Company or the Subsidiary, or any contracts or commitments of the Company or the Subsidiary to issue or sell shares of capital stock of the Company or the Subsidiary or any such options, warrants, rights or convertible securities.

2.9          Valid Issuance of Securities, etc.

2.9.1.      Outstanding Securities.  All issued and outstanding securities of the Company and the Subsidiary have been duly authorized, and all issued and outstanding shares of capital stock of the Company and the Subsidiary have been validly issued and are fully paid and non-assessable; the holders of such shares of capital stock have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such shares of capital stock was issued in violation of any right of first refusal, preemptive right or similar contractual rights granted by the Company or the Subsidiary. The authorized shares of capital stock of the Company and the Subsidiary conform in all material respects to all statements relating thereto contained in the Registration Statement, the Preliminary Prospectus and the Prospectus. The offers and sales of the outstanding shares of capital stock of the Company were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such shares, exempt from such registration requirements. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s or the Subsidiary’s capital stock to which the Company or the Subsidiary is a party or, to the knowledge of the Company, between or among the Company’s stockholders.

2.9.2.      Securities Sold Pursuant to this Agreement.  The Public Securities have been duly authorized for issuance and sale.  The Public Securities when issued and paid for in accordance with this Agreement, will be validly issued, fully paid, non-assessable. The issuance and sale of the Public Securities are not and will not be subject to any right of first refusal, preemptive rights or similar contractual rights granted by the Company or the Subsidiary. The Public Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, Preliminary Prospectus and Prospectus.  The shares of Common Stock issuable upon exercise of the Warrants have been reserved for issuance upon the exercise of the Warrants and when paid for and issued in accordance with the Warrants, if and when issued pursuant to the exercise of the Warrants in accordance with the terms thereof, including the payment of the exercise price for the shares of Common issuable upon exercise of the Warrants specified therein, will be validly issued, fully paid and non-assessable. The shares of Common Stock issuable upon exercise of the Warrants are not and will not be subject to any right of first refusal, preemptive rights or similar contractual rights granted by the Company or the Subsidiary.

2.10        Registration Rights of Third Parties.  Except as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible, exercisable or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company. The Company is not obligated to file a registration statement (the “Registration Statement”) under that certain Securities Purchase Agreement dated as of April 8, 2011 between the Company and investors named therein, as amended by that certain Amendment No. 1 dated as of November 3, 2011 (the “SPA”), until the 180th day following the date of the Prospectus (the “Filing Deadline). The Registration Statement is not required to be declared effective pursuant to the SPA until the earlier of (i) the 240th day immediately following the date of the Prospectus, or (ii) 5 business days following the Company’s receipt of a letter from the Commission relating to the Registration Statement that it will not review the Registration Statement or that it has no further comments with respect to the Registration Statement (the “Effectiveness Deadline”). Liquidated damages under the SPA shall not be payable unless the filing of the Registration Statement does not occur prior to the Filing Deadline or the effectiveness of the Registration Statement does not occur prior to the Effectiveness Deadline.

2.11        Validity of Agreements.  The Company has all corporate power and authority to enter into this Agreement, the Warrants and all ancillary agreements, to issue the Public Securities and to consummate the transactions contemplated hereby and thereby.  This Agreement, the Warrants, all ancillary agreements and all transactions contemplated hereby and thereby have been duly and validly authorized by the Company and no further action is required by the Company, its board of directors or its stockholders. This Agreement, the Warrants and all ancillary agreements executed and delivered in accordance with the terms hereof, will constitute the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

2.12        No Conflicts, etc.  The execution, delivery, and performance by the Company of this Agreement, the Warrants and all ancillary agreements, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary pursuant to the terms of, any agreement or instrument to which the Company or the Subsidiary is a party such as would result in a Material Adverse Effect; (ii) result in any violation of the provisions of the Company’s or the Subsidiary’s Certificate of Incorporation or similar document or Bylaws (as the same may be amended from time to time); or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or the Subsidiary or any of their properties or assets or business constituted as of the date hereof such as would result in a Material Adverse Effect.

2.13        No Defaults; Violations.  Neither the Company nor the Subsidiary is in default under any license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company or the Subsidiary is a party or by which the Company is bound or to which any of the properties, assets or business of the Company or the Subsidiary is subject, such as would result in a Material Adverse Effect. Neither the Company nor the Subsidiary is in violation of any term or provision of its organizational documents.  To the Company’s knowledge, neither the Company nor the Subsidiary is in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or the Subsidiary or any of their properties, assets or businesses such as would result in a Material Adverse Effect.

2.14        Corporate Power; Licenses; Consents.

2.14.1.    Conduct of Business.  Each of the Company and the Subsidiary has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business as currently conducted, as such current conduct is described in the Preliminary Prospectus and Prospectus.

2.14.2.    Transactions Contemplated Herein.   All third-party consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Public Securities and the consummation of the transactions and agreements contemplated by this Agreement and as contemplated by the Preliminary Prospectus and Prospectus,.

2.15        Questionnaires.  To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors, officers and shareholders prior to the Offering as well as in the Lock Up Agreements provided to the Underwriter is true and correct in all respects. The Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each of the Company’s directors, officers and shareholders to become inaccurate and incorrect.  The Company agrees to promptly inform the Underwriter at any time when it (or any officer or director thereof) should learn of any fact that would cause any such Questionnaire to not be complete and accurate in all material respects or to contain an untrue statement of a material fact or to omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading as of the date hereof and as of the Closing Date or the Option Closing Date, if any.

2.16        Litigation; Governmental Proceedings.  There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or the Subsidiary or, to the Company’s knowledge, any executive officer or director which has not been disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus.

2.17        Good Standing.  The Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Delaware as of the date hereof, and is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect.

2.18        Transactions Affecting Disclosure to FINRA.

2.18.1.    Finder’s Fees.  There are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company, the Subsidiary or any officer or director of the Company with respect to the issuance, sale or delivery of the Public Securities pursuant hereto or any other arrangements, agreements or understandings of the Company or the Subsidiary or, to the Company’s knowledge, any of its shareholders that may affect the Underwriter’s compensation, as determined by FINRA.

2.18.2.    Payments Within Twelve Months.  Neither the Company nor the Subsidiary has made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or the Subsidiary or introducing to the Company or the Subsidiary persons who raised or provided capital to the Company or the Subsidiary; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, in each case within the twelve months prior to the Effective Date, other than (w) the prior payment of $250,000 to the Underwriter in connection with a merger of the Subsidiary that was completed on April 8, 2011, (x) the prior payment of $200,000 to the financial advisor of the predecessor company that was merged into the Subsidiary in connection with such merger, (y) the prior payment of $200,000 to the Underwriter and the issuance to the Underwriter of warrants to purchase 192,931 shares of Common Stock in connection with a private placement that closed on April 8, 2011, and (z) the prior payment of $50,000 to the Underwriter as provided hereunder in connection with the Offering.

2.18.3.    Conflicts of Interest.   To the knowledge of the Company, No FINRA member participating in the offering has a conflict of interest (as defined by FINRA rules) with the Company.   For purposes of this Section 2.18.3, “no FINRA member participating in the offering” includes any associated person of a FINRA member that is participating in the offering, any member of such associated person’s immediate family and any affiliate of a FINRA member that is participating in the offering.

2.18.4.    Use of Proceeds.  None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

2.18.5.    FINRA Affiliation.  No officer, director or any beneficial owner of at least 5% of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) or any beneficial owner of the Company’s unregistered equity securities acquired during the 180-day period prior to the initial filing date of the Registration Statement (any such individual or entity, a “Company Affiliate”) is a FINRA member or has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA). The Company will advise the Underwriter if it learns that any Company Affiliate becomes a FINRA member or an affiliate or associated person of a FINRA member participating in the Offering.

2.19        Foreign Corrupt Practices Act.  Neither the Company nor the Subsidiary nor any of their respective directors , employees or officers or, to the Company’s knowledge, any other person acting on behalf of the Company or the Subsidiary has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company or the Subsidiary (or assist it in connection with any actual or proposed transaction) that (i) would subject the Company or the Subsidiary to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, would have had a Material Adverse Effect or (iii) if not continued in the future, would have a Material Adverse Effect. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company and the Subsidiary to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

2.20        Company Lock-Up.

2.20.1.    Each of the Company’s officers and directors holding shares of capital stock of the Company (or securities convertible into such shares) have executed Lock-Up Agreements in the form attached hereto as Exhibit B-1, and each owner of at least 5% of the Company outstanding shares of capital stock (or securities convertible into such shares) (together with the Company’s executive officers and directors the “Lock-Up Parties”) have executed Lock-Up Agreements in the form attached hereto as Exhibit B-2.

2.20.2.     The Company, on behalf of itself and any successor entity, hereby agrees that, without the prior written consent of the Underwriter, it will not, for the period of one hundred and eighty (180) days from the Closing Date (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

The restrictions contained in this paragraph 2.20.2 shall not apply to (x) the Units to be sold hereunder, (y) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof or (z) the grant of options or the issuance by the Company of any shares of Common Stock of the Company pursuant to any equity incentive plan or arrangement of the Company, including without limitation, pursuant to the Company’s 2006 Stock Incentive Plan.

The restrictions contained in this paragraph 2.20.2 shall not apply to registrations on Form S-8 promulgated under the Act or pursuant to the registration rights set forth in that certain Securities Purchase Agreement by and among the Company and the investors party thereto dated as of April 8, 2011.

2.20.3.    Notwithstanding the foregoing, if (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by paragraph 2.20 shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Underwriter waives such extension.

2.21        Subsidiary.  Cellectar, Inc. is the sole subsidiary of the Company and the Company has no other direct or indirect subsidiaries. The Subsidiary is duly organized under the laws of State of Wisconsin and is in good standing under the laws of the State of Wisconsin, and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the assets, business or operations of the Company taken as a whole.  The Company’s ownership of the Subsidiary is as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

2.22        Related Party Transactions.  Except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, there are no business relationships or related party transactions involving the Company, the Subsidiary or any other person required to be described in the Registration Statement, Preliminary Prospectus and the Prospectus that have not been described as required.

2.23        Board of Directors.  The Board of Directors of the Company is comprised of the persons set forth under the heading of the Preliminary Prospectus and the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of NASDAQ. At least one member of the Board of Directors of the Company qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of NASDAQ. In addition, a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of NASDAQ.

2.24        Sarbanes-Oxley Compliance.

2.24.1.    Disclosure Controls.  The Company has developed and currently maintains disclosure controls and procedures that comply with Rule 13a-15 or 15d-15 of the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

2.24.2.    Compliance.  The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefore) with all the material provisions of the Sarbanes-Oxley Act of 2002.

2.25        No Investment Company Status.  The Company is not and, after giving effect to the Offering and sale of the Public Securities and the application of the proceeds thereof as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

2.26        No Labor Disputes.  No labor dispute with the employees of the Company or the Subsidiary exists or, to the knowledge of the Company, is imminent.

2.27        Intellectual Property.  Each of the Company and the Subsidiary owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and the Subsidiary as currently conducted as such conduct is described in the Registration Statement, the Preliminary Prospectus and the Prospectus.  To the knowledge of the Company, no action or use by the Company or the Subsidiary of its Intellectual Property infringes any Intellectual Property of others.  Neither the Company nor the Subsidiary has received any notice alleging any such infringement. To the Company’s knowledge, no person or entity is infringing any Intellectual Property of the Company or the Subsidiary.

2.28        Taxes.  Each of the Company and the Subsidiary has filed all material returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof.  Each of the Company and the Subsidiary has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or the Subsidiary.  The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements.  Except as disclosed in writing to the Underwriter, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or the Subsidiary, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or the Subsidiary.  The term “taxes” means all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever in the nature of a tax, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto.  The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect of taxes.

2.29        Definition of “Knowledge”.  As used in herein, the term “knowledge of the Company” (or similar language) shall mean the knowledge of the executive officers and directors of the Company who are named in the Preliminary Prospectus or the Prospectus, with the assumption that such officers and directors shall have made reasonable and diligent inquiry of the matters presented.

3.	Covenants of the Company. The Company covenants and agrees as follows:

3.1          Amendments to Registration Statement.  The Company will deliver to the Underwriter, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Underwriter shall reasonably object in writing.

3.2          Federal Securities Laws.

3.2.1.      Compliance.  During the time when a Prospectus is required to be delivered under the Act, the Company will use its best efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus. If, at any time when a Prospectus relating to the Public Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriter, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Underwriter promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

3.2.2.      Filing of Final Prospectus.  The Company will file the Prospectus (in form and substance reasonably satisfactory to the Underwriter) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3.      Reserved.

3.2.4.      Free Writing Prospectuses.  The Company represents and agrees that it has not made and will not make any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 of the 1933 Act, without the prior consent of the Underwriter. Any such free writing prospectus consented to by the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in Rule 433, and has complied and will comply with the applicable requirements of Rule 433 of the 1933 Act, including timely Commission filing where required, legending and record keeping.

3.3          Delivery to the Underwriter of Prospectuses.  The Company will deliver to the Underwriter, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act such number of copies of each Prospectus as the Underwriter may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Underwriter two copies of the manually executed  Registration Statement, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

3.4          Effectiveness and Events Requiring Notice to the Underwriter.  The Company will use its best efforts to cause the Registration Statement to remain effective with a current prospectus through the third anniversary of the Closing Date and will notify the Underwriter immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 3.4 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.5          Review of Financial Statements.  For a period of three (3) years from the Closing Date, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information.

3.6          Reserved.

3.7          Payment of Expenses.

3.7.1.      The Company will make all necessary state “blue sky” securities law filings, if any, with respect to the Public Securities to be sold in the Offering (including the Option Units). The Company and the Underwriter will cooperate in obtaining the necessary approvals and qualifications in such states as the Underwriter deems necessary and/or desirable. The Company will be responsible for and pay all expenses relating to the Offering, including, without limitation, (a) all filing fees and communication expenses relating to the registration of the Public Securities to be sold in the Offering (including the Option Units) with the Commission; (b) all COBRADesk filing fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of such Public Securities on the Nasdaq Capital Market, the Nasdaq National Market or the NYSE Amex and on such other stock exchanges as the Company and the Underwriter together determine; (d) all fees, expenses and disbursements relating to the registration or qualification of such Public Securities under the “blue sky” securities laws of such states and other non-foreign jurisdictions as the Underwriter may reasonably designate; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of such Public Securities under the securities laws of such foreign jurisdictions as the Underwriter and the Company may reasonably designate; (f) the costs of all mailing and printing of the underwriting documents (including, without limitation, this Underwriting Agreement, Warrants, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Underwriter may reasonably deem necessary; (g) the costs and expenses of any public relations firm retained by the Company; (h) the costs of preparing, printing and delivering certificates representing the Public Securities; (i) fees and expenses of the transfer agent for the Common Stock; (j) share transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriter; (k) the fees and expenses of the Company’s accountants; (l) the fees and expenses of the Company’s legal counsel and other agents and representatives; (m) the $16,000 cost associated with the use of i-Deal’s book building, prospectus tracking and compliance software for the Offering; and (n) up to $20,000 of the Underwriter’s actual accountable “road show” expenses for the Offering.

3.7.2.      Non-accountable Expenses.  The Company further agrees that, in addition to the expenses payable pursuant to Section 3.6.1, on the Closing Date it will pay to the Underwriter a non-accountable expense allowance equal to 1% of the gross proceeds received by the Company from the sale of the Firm Units by deduction from the proceeds of the Offering contemplated herein provided however, that $50,000 in the aggregate was previously paid by the Company to the Underwriter shall be deducted from the non-accountable expense allowance payable to the Underwriter on the Closing Date.

3.8          Application of Net Proceeds.  The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use Of Proceeds” in the Prospectus.

3.9          Delivery of Earnings Statements to Security Holders.  The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

3.10        Stabilization.  Neither the Company nor the Subsidiary nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Underwriter) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of capital stock of the Company.

3.11        Internal Controls.  The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.12        Reserved.

3.13        FINRA.  The Company shall advise the Underwriter (who shall make an appropriate filing with FINRA) if it is aware that any 5% or greater shareholder of the Company becomes an affiliate or associated person of an FINRA member participating in the distribution of the Company’s Public Securities.

3.14        No Fiduciary Duties.  The Company acknowledges and agrees that the Underwriter’s responsibility to the Company is solely contractual in nature and that neither the Underwriter nor its affiliates or any selling agent shall be deemed by the Company to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company, the Subsidiary or any of their affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

3.15        Reserved.

4.           Conditions of Underwriter’s Obligations.  The obligations of the Underwriter to purchase and pay for the Firm Units and Option Units, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof, the Effective Date and as of each of the Closing Date and the Option Closing Date, if any; (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company of its obligations hereunder and (iv) the following conditions:

4.1          Regulatory Matters.

4.1.1.      Effectiveness of Registration Statement.  The Registration Statement shall have become effective not later than 5:00 P.M., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Underwriter, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with.

4.1.2.      FINRA Clearance.  By the Effective Date, the Underwriter shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriter as described in the Registration Statement.

4.1.3       Reserved.

4.1.4.      Free Writing Prospectuses.  The Underwriter covenants with the Company that the Underwriter will not use, authorize the use of, refer to, or participate in the planning for the use of a “free writing prospectus” as defined in Rule 405 under the 1933 Act, which term includes use of any written information furnished by the Commission to the Company and not incorporated by reference into the Registration Statement, without the prior written consent of the Company. Any such free writing prospectus consented to by the Company is hereinafter referred to as an “Underwriter Free Writing Prospectus.”

4.2          Company Counsel Matters.

4.2.1.      Closing Date Opinion of Corporate Counsel.  On the Closing Date, the Underwriter shall have received the favorable opinion of Foley Hoag LLP, counsel to the Company, or, as noted below, Wisconsin counsel, dated the Closing Date, addressed to the Underwriter covering the following:

(i)           The Company is a corporation validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in Massachusetts.  The Subsidiary is a corporation validly existing and in good standing under the laws of the State of Wisconsin.  The Company has the requisite corporate power and authority to conduct its business, and to own, lease and operate its properties as currently conducted.  [The Subsidiary has the requisite corporate power and authority to conduct its business, and to own, lease and operate its properties as currently conducted].1

(ii)          The number of authorized shares of capital stock of the Company is as set forth in the Prospectus.

(iii)         The shares of Common Stock included in the Units have been duly authorized and, when issued and paid for in accordance with the Agreement, will be validly issued, fully paid and non-assessable. The shares issuable upon exercise of the Warrants have been duly authorized and, when issued and paid for upon exercise of the Warrants in accordance with the Warrants and the Certificate of Incorporation, will be validly issued, fully paid and non-assessable.  The issuance and sale of the Public Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company arising under the Delaware General Corporation law (the “DGCL”) or under the Certificate of Incorporation or Bylaws of the Company.  [The Over-allotment Option constitutes a valid and binding obligation of the Company to issue and sell, upon exercise thereof and payment of the consideration specified therein, the number of Units issuable upon such exercise, and the Over-allotment Option is enforceable against the Company in accordance with its terms.]2

1 To be provided by Wisconsin counsel.
2 To be provided by New York counsel.

(iv)        The Agreement and the Warrants have been duly and validly authorized and executed by the Company.

(v)         The execution, delivery and performance of this Agreement, including the Lock-Up Period restrictions contained therein, the Warrants and the Lock-Up Period restrictions on the Company, and compliance by the Company with the terms and provisions thereof and the consummation of the transactions contemplated thereby, and the issuance and sale of the Public Securities do not, with or without the giving of notice or the lapse of time, or both, (a)  conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or the Subsidiary pursuant to the terms of, any mortgage, deed of trust, note, indenture, loan, contract, commitment or other agreement or instrument filed as an exhibit to the Registration Statement, (b) violate the provisions of the Certificate of Incorporation or Bylaws of the Company, (c) violate any United States federal or Massachusetts statute or regulation or any provision of the DGCL, or (d) violate any judgment, order or decree applicable to the Company or the Subsidiary of any federal or Massachusetts court or regulatory authority or other governmental body that is applicable to the Company or the Subsidiary.

(vi)        The Registration Statement and the Prospectus and any post-effective amendments or supplements thereto (other than the financial statements included therein, the notes thereto, and the other financial, accounting and statistical data appearing in the Registration Statement and the Prospectus, as to which no opinion need be rendered) each as of their respective dates complied as to form in all material respects with the requirements of the Act and Regulations. The Public Securities offered pursuant to the Prospectus conform as to legal matters in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

(vii)       Based solely upon oral telephonic advice from one or more members of the Commission’s staff, (a) the Registration Statement has become effective under the Securities Act, and (b) no stop order suspending the effectiveness or use of the Registration Statement or the Prospectus has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.  Any required filing of the Prospectus, and any required supplement thereto, pursuant to Rule 424(b) under the Securities Act, has been made in the manner and within the time period required by Rule 424(b).

(viii)      The Company is not and, after giving effect to the Offering and sale of the Public Securities and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(ix)         No consent, approval, authorization or filing with or order of any U.S. federal or Massachusetts court or governmental agency or other body having jurisdiction over the Company or under the DGCL is required for the consummation by the Company of the transactions contemplated by the Agreement and Warrants, except (a) such as have been made or obtained under the Securities Act and (b) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Public Securities by you in the manner contemplated in the Agreement, Warrants and in the Prospectus, as to which we express no opinion.

Notwithstanding the foregoing, inasmuch as any of the foregoing opinions relate to intellectual property or regulatory matters, such matters shall be expressly excluded from such opinions, and opinions as to such matters shall be separately delivered by the Company’s special intellectual property and regulatory counsel.

4.2.2.      Foley Hoag LLP shall further deliver a written statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of special counsel to the Company, the Underwriter and its counsel, and the independent registered public accounting firm of the Company, at which conferences the contents of the Registration Statement and the Prospectus contained therein and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus contained therein, solely on the basis of the foregoing without independent check and verification, no facts have come to the attention of such counsel which lead them to believe that the Registration Statement or any amendment thereto, at the time the Registration Statement or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus or any amendment or supplement thereto, at the time they were filed pursuant to Rule 424(b) or at the date of such counsel’s opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no view and shall not be deemed to have made any such statement with respect to the financial statements, including the notes and schedules thereto, any other financial information, statistical data or information, and matters regarding any law other than United States federal and Massachusetts laws and regulations or the DGCL included in the Registration Statement or the Prospectus).

4.2.3.      Closing Date Opinion of Intellectual Property Counsel On the Closing Date, the Underwriter shall have received the favorable opinion of Wolf Greenfield & Sacks, P.C. special intellectual property counsel, dated the Closing Date, addressed to the Underwriter and in form and substance satisfactory to SRFF.

4.2.4       Closing Date Opinion of New York Counsel On the Closing Date, the Underwriter shall have received the favorable opinion of Reitler, Kailas & Rosenblatt, LLC, special New York counsel, dated the Closing Date, addressed to the Underwriter and in form and substance satisfactory to SRFF.

4.2.5       Closing Date Opinion of Wisconsin Counsel On the Closing Date, the Underwriter shall have received the favorable opinion of Neider & Boucher, S.C., special Wisconsin counsel, dated the Closing Date, addressed to the Underwriter and in form and substance satisfactory to SRFF.

4.2.4.      Option Closing Date Opinions of Counsel. On the Option Closing Date, if any, the Underwriter shall have received an opinion of Foley Hoag LLP, Wolf Greenfield & Sacks, P.C., Reitler, Kailas & Rosenblatt, LLC and Neider & Boucher, S.C. dated the Option Closing Date, addressed to the Underwriter and in form and substance reasonably satisfactory to the Underwriter, confirming as of the Option Closing Date the statements made by such counsel in the opinions delivered on the Closing Date.

4.2.5.      Reliance. In rendering such opinions, such counsel may rely upon such matters the form and substance of which shall be reasonably satisfactory to the Underwriter.

4.3          Cold Comfort Letter.  At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, the Underwriter shall have received a cold comfort letter, addressed to the Underwriter and in form and substance reasonably satisfactory to the Underwriter from Grant Thornton and Stowe & Degon LLC dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any.

4.4          Officers’ Certificates.

4.4.1.      Officers’ Certificate.  At each of the Closing Date and the Option Closing Date, if any, the Underwriter shall have received a certificate of the Company signed by the Chief Executive Officer of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4 hereof have been satisfied as of such date and that, as of the Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct in all material respects. In addition, the Underwriter will have received such other and further certificates of officers of the Company as the Underwriter may reasonably request.

4.4.2.      Secretary’s Certificate.  At each of the Closing Date and the Option Closing Date, if any, the Underwriter shall have received in form and substance satisfactory to it a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying: (i) that the Certificate of Incorporation and Bylaws of the Company are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the public offering contemplated by this Agreement and the resolutions of the Company’s Board of Directors in the form provided to the Underwriter by the Company’s counsel prior to the execution hereof are in full force and effect and have not been modified (the “Board Resolutions”); (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; (iv) as to the incumbency of the officers of the Company executing agreements or other instruments on behalf of the Company in connection with the Offering, (v) as to the capitalization of the Company’s securities and the matters covered by Section 2.9.1 of this Agreement, and (vi) as to the matters covered by Section 2.18.5 of this Agreement. The documents referred to in such certificate shall be attached to such certificate.

4.5           No Material Changes.  (i) Since the date of this Agreement through to and on each of the Closing Date and the Option Closing Date, if any: (a) there shall have been no event which would result in a Material Adverse Effect from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (b) no action suit or proceeding, at law or in equity, shall have been threatened or initiated against the Company, the Subsidiary or any of its officers or directors in their capacities as such before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding would result in a Material Adverse Effect, except as set forth in the Registration Statement and Prospectus; (c) no stop order shall have been issued under the Act and no proceedings therefore shall have been initiated or threatened by the Commission; and (d) as of the Closing Date or the Option Closing Date, as applicable, the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6           Delivery of Agreements. On the Effective Date, the Underwriter shall have received executed copies of this Agreement and the Lock-Up Agreements.

4.7           Closing Date Deliveries. At least one Business Day prior to the Closing Date, the Underwriter shall have received at the office of SRFF any certificates, if any, or Warrants representing the Firm Units to be for checking and packaging.

4.8           Option Closing Date Deliveries. At least one Business Day prior to the Option Closing Date, the Underwriter shall have received at the office of SRFF any certificates, if any, or Warrants representing the Option Units to be for checking and packaging.

4.9           Reserved.

4.10         Delivery of Board Resolutions. Prior to the Effective Time, the Company shall have delivered to the Underwriter the Board Resolutions, duly adopted by the Board of Directors of the Company.

4.11         Further Documents.  In addition to the foregoing, the Company shall deliver to the Underwriter at or prior to the Closing Date or Option Closing Date, as applicable, such other instruments or other documents as the Underwriter shall reasonably request.

5.	Indemnification.

5.1          Indemnification of the Underwriter.

5.1.1.           General.  Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriter, and each dealer selected by the Underwriter that participates in the offer and sale of the Securities (each a “Selected Dealer”) and each of their respective directors, officers and employees and each person, if any, who controls the Underwriter (“Controlling Person”) within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between the Underwriter and the Company or between the Underwriter and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 5, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, NASDAQ Capital Market or any security exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriter by or on behalf of the Underwriter expressly for use in the Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in any application, as the case may be. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this Section 5.1.1 shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage or expense of the Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Securities to such person as required by the Act and the Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3.3 hereof. The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Public Securities or in connection with the Registration Statement or Prospectus.

5.1.2.           Procedure.  If any action is brought against the Underwriter, a Selected Dealer or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, the Underwriter, such Selected Dealer or Controlling Person, as the case may be, shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of the Underwriter or such Selected Dealer or Controlling Person, as the case may be) and payment of actual expenses. Such Underwriter, such Selected Dealer or Controlling Person shall have the right to employ a single counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Underwriter, such Selected Dealer or Controlling Person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter (in addition to local counsel), Selected Dealer and/or Controlling Person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if any Underwriter, Selected Dealer or Controlling Person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

5.2          Indemnification of the Company.  The Underwriter agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the Underwriter, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to the Underwriter by or on behalf of the Underwriter expressly for use in the Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other person so indemnified based on the Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against the Underwriter, the Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the Underwriter by the provisions of Section 5.1.2.

5.3          Contribution.

5.3.1.           Contribution Rights.  In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriter shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriter, as incurred, in such proportions that the Underwriter is responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5.3.1, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Public Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of the Underwriter or the Company, as applicable, and each person, if any, who controls the Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriter or the Company, as applicable.

5.3.2.           Contribution Procedure.  Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 5.3.2 are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.

6.	Additional Covenants.

6.1          Board Composition and Board Designations.  The Company shall ensure that for a period of three years from the Closing Date: (i) the qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of, NASDAQ Capital Market or any other national securities exchange or national securities association, as the case may be, in the event the Company seeks to have its Public Securities listed on another exchange or quoted on an automated quotation system, and (ii) if applicable, at least one member of the board of directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

6.2          Right of First Refusal.  The Company agrees that if all of the Firm Units are sold in accordance with the terms of this Underwriting Agreement, the Underwriter shall have an irrevocable right for a period of twelve (12) months from the Closing Date to purchase for its account or to sell for the account of the Company, or any subsidiary of or successor to the Company any securities of the Company or any such subsidiary or successor which the Company or any such subsidiary or successor may seek to sell in public or private equity and public debt offerings of the Company or any subsidiary of or successor to the Company of its subsidiaries, whether with or without or through an underwriter, placement agent or broker-dealer. The Company and any such subsidiary or successor will consult the Underwriter with regard to any such proposed financing and will offer the Underwriter the opportunity to purchase or sell any such securities on terms not more favorable to the Company or any such subsidiary or successor, as the case may be, than it or they can secure elsewhere. If the Underwriter fails to accept such offer within 10 business days after the mailing of a notice containing the material terms of the proposed financing proposal by registered mail or overnight courier service addressed to the Underwriter, then the Underwriter shall have no further claim or right with respect to the financing proposal contained in such notice. If, however, the terms of such financing proposal are subsequently modified in any material respect, the preferential right referred to herein shall apply to such modified proposal as if the original proposal had not been made. The Underwriter’s failure to exercise its preferential right with respect to any particular proposal shall not affect its preferential rights relative to future proposals during the aforesaid twelve (12) month period. The Company shall have the right, at its option, to designate the Underwriter as lead underwriter or co-manager of any underwriting group or co-placement agent of any proposed financing in satisfaction of its obligations hereunder, and the Underwriter shall be entitled to receive as its compensation 50% of the compensation payable to the underwriting or placement agent group when serving as co-manager or co-placement agent and 33% of the compensation payable to the underwriting or placement agent group when serving as co-manager or co-placement agent with respect to a proposed financing in which there are three co-managing or lead underwriters or co-placement agents.  For avoidance of doubt, the right of first refusal set forth in this Section 6.1 shall not apply to any resale offerings of the Company’s securities by its security holders.

6.3           Prohibition on Press Releases and Public Announcements.  The Company will not issue press releases or engage in any other publicity, without the Underwriter’s prior written consent, for a period ending at 5:00 p.m. Eastern time on the first business day following the 40th day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business or as otherwise required by law (including without limitation the filing of any reports required to be filed under the Exchange Act). The Company covenants to at all times adhere to all “gun jumping” and “quiet period” rules and regulations of the Commission.

7.	Effective Date of this Agreement and Termination Thereof.

7.1           Effective Date.  This Agreement shall become effective when both the Company and the Underwriter have executed the same and delivered counterparts of such signatures to the other party.

7.2           Termination.  The Underwriter shall have the right to terminate this Agreement at any time prior to the Closing Date or the Option Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the NASDAQ Capital Market (or any successor thereto) or any other securities exchange or any over-the-counter market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company or the Subsidiary shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Firm Units or Option Units, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Underwriter shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company or the Subsidiary, or such adverse material change in general market conditions as in the Underwriter’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the securities or to enforce contracts made by the Underwriter for the sale of the securities.

7.3           Expenses.  In the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Underwriter its actual accountable expenses incurred through the termination date up to a maximum of $100,000 (provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement) for all such expenses (which expenses will include, but will not be limited to, all reasonable fees and disbursements of the Underwriter’s counsel, travel, lodging and other “road show” expenses, mailing, printing and reproduction expenses, and any expenses incurred by the Underwriter in conducting its due diligence, including background checks of the Company’s officers and directors), less amounts, if any, previously paid to the Underwriter in reimbursement for such expenses or as an advance.

7.4           Indemnification.  Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way effected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

7.5           Survival. Except as set forth herein, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements as of the Closing Date or the Option Closing Date, if any, and such representations, warranties and agreements of the Underwriter and the Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Public Securities to the Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

8.	Miscellaneous.

8.1           Notices.  All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed and shall be deemed given when so delivered or faxed and confirmed or if mailed, two days after such mailing.

If to the Underwriter:

Rodman & Renshaw, LLC
1251 Avenue of Americas, 20th Floor
New York, NY 10020
Attn: General Counsel
Fax No.: 646-841-1640

Copy to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd. Floor
New York, NY 10006
Attn: Harvey Kesner
Fax No.: 212-930-9700

If to the Company:

Novelos Therapeutics, Inc.
One Gateway Center
Suite 504
Newton, MA 02458
Attn: Harry S. Palmin
Fax No.: 617-860-1170

Copy to:

Foley Hoag LLP
Seaport World Trade Center West
155 Seaport Boulevard
Boston, Massachusetts 02210-2600
Attn: Paul Bork
Fax No.: 617-832-7000

8.2           Headings.  The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

8.3           Amendment.  This Agreement may only be amended by a written instrument executed by each of the parties hereto.

8.4           Entire Agreement.  This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

8.5           Binding Effect.  This Agreement shall inure solely to the benefit of and shall be binding upon the Underwriter, the Company and the Controlling Persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from the Underwriter.

8.6           Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefore.

8.7           Execution in Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

8.8           Waiver, etc.  The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[SIGNATURE PAGE FOLLOWS]

If the foregoing correctly sets forth the understanding between the Underwriter and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.
.
Very truly yours,

NOVELOS THERAPEUTICS, INC.

By:	/s/ Harry S. Palmin
Name: Harry Palmin
Title: Chief Executive Officer and President

Accepted on the date first above written.

RODMAN & RENSHAW, LLC

By:	/s/ John Borer
Name: John Borer
Title: Head of Investment Banking

EXHIBIT A

Form of Warrant

[See Exhibit 4.2 to S-1/A filed on November 9, 2011]

EXHIBIT B-1

Lock-Up Agreement

___________ __, 2011

Rodman & Renshaw, LLC
1251 Avenue of Americas, 20th Floor
New York, NY 10020

Ladies and Gentlemen:

The undersigned understands that Rodman & Renshaw, LLC (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Novelos Therapeutics, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriter of up to $15 million (not including over-allotments) in aggregate offering price of shares of common stock, par value $0.00001 per share, of the Company (the “Common Stock”).

To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, the undersigned will not, during the period (the “Lock-Up Period”) commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock (“Shares”) or any securities convertible into or exercisable or exchangeable for Shares, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares or such other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Shares or securities convertible into or exercisable or exchangeable for Shares or other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing.  Notwithstanding the foregoing, the undersigned may transfer Shares without the prior consent of the Underwriter in connection with (a) transactions relating to Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Shares or other securities acquired in such open market transactions, (b) transfers of Shares or any security convertible into Shares as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member; provided that in the case of any transfer or distribution pursuant to clause (b), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Shares, shall be required or shall be voluntarily made during the Lock-up Period, (c) transfer of Shares to a charity or educational institution, or (d) if the undersigned is, or directly or indirectly controls, a corporation, partnership, limited liability company or other business entity, any transfers of Shares to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be, if, in any such case, such transfer is not for value. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Shares except in compliance with this Agreement.

If the undersigned is an officer or director of the Company, (i) the Underwriter agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with any transfer of Shares, the Underwriter will notify the Company of the impending release or waiver, and (ii) the Company will announce, in accordance with the Underwriting Agreement, the impending release or waiver by issuing a press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Underwriter hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration, and (b) the transferee has agreed in writing to be bound by the same terms described in this letter that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer.

If (i) the Company issues an earnings release or material news, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release, unless the Underwriter waives such extension.

No provision in this agreement shall be deemed to restrict or prohibit the exercise or exchange by the undersigned of any option or warrant to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares, provided that the undersigned does not transfer the Shares acquired on such exercise or exchange during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this letter agreement.  In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Shares or any securities convertible into or exercisable or exchangeable for Shares within the Lock-Up Period).

The undersigned understands that the Company and the Underwriter are relying upon this letter agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Underwriting Agreement is not executed by the Company, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder this agreement shall be void and of no further force or effect.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

Very truly yours,

(Name):

(Address)

EXHIBIT B-2

Lock-Up Agreement

___________ __, 20__

The undersigned understands that Rodman & Renshaw, LLC (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Novelos Therapeutics, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriter of up to $15 million (not including over-allotments) in aggregate offering price of shares of common stock, par value $0.00001 per share, of the Company (the “Common Stock”).

To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, the undersigned will not, during the period (the “Lock-Up Period”) commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock (“Shares”) or any securities convertible into or exercisable or exchangeable for Shares, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares or such other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Shares or securities convertible into or exercisable or exchangeable for Shares or other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing.  Notwithstanding the foregoing, the undersigned may transfer Shares without the prior consent of the Underwriter in connection with (a) transactions relating to Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Shares or other securities acquired in such open market transactions, (b) if the undersigned is an individual, transfers of Shares or any security convertible into Shares as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member; provided that in the case of any transfer or distribution pursuant to clause (b), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Shares, shall be required or shall be voluntarily made during the Lock-up Period, (c) transfer of Shares to a charity or educational institution, (d) if the undersigned is, or directly or indirectly controls, a corporation, partnership, limited liability company or other business entity, any transfers of Shares to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be, if, in any such case, such transfer is not for value, or (e) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer of Shares made by the undersigned (i) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this agreement or (ii) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate of the undersigned and such transfer is not for value.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Shares except in compliance with this Agreement.

If (i) the Company issues an earnings release or material news, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release, unless the Underwriter waives such extension.

No provision in this agreement shall be deemed to restrict or prohibit the exercise or exchange by the undersigned of any option or warrant to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares, provided that the undersigned does not transfer the Shares acquired on such exercise or exchange during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this letter agreement.  In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Shares or any securities convertible into or exercisable or exchangeable for Shares within the Lock-Up Period).

The undersigned understands that the Company and the Underwriter are relying upon this letter agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Underwriting Agreement is not executed by the Company, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder this agreement shall be void and of no further force or effect.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

Very truly yours,

(Name):

(Address)